CANARY SUI ETF S-1/A

Exhibit 10.8

SERVICE SCHEDULE

This Service Schedule (the “ Service Schedule”) is entered into as of October 20, 2025 (the “Schedule Effective Date”) by and between CoinDesk Indices, Inc., a Delaware corporation (“CDI”), having its principal place of business at 169 Madison Ave, Suite 2635, New York, NY 10016 and Canary Capital Group LLC, a Delaware limited liability company (“Client”) having its primary place of business at 1131 4th Ave S #230, Nashville, TN 37210. Each of the parties hereto may be referred to herein collectively as the “Parties” or each, a “Party.”

This Service Schedule is entered into pursuant to and governed by the Master License Agreement entered into by the Parties dated February 7, 2025 and incorporates by reference all the terms and conditions contained in the Master License Agreement, with an Effective Date of February 7, 2025, entered into between CDI and Client (“Master Agreement”), except as such may be modified by this Service Schedule. This Service Schedule together with the Master Agreement shall be referred to hereinafter as the “Agreement”. To the extent there is a conflict between the provisions of this Service Schedule and the Master Agreement, this Service Schedule shall prevail with respect to such conflict and as it pertains to the subject matter of this Service Schedule only.

1.	CDI Service(s)

1.1 CDI will provide Client with the additional proprietary CDI indices (each a “Licensed Index” and together the “Licensed Indices”) listed below along with the following other rights and services (collectively, the “Services”) as set forth herein:

Licensed index	Live	EoD	History
CoinDesk Sui USD CCIXber 60min NY Rate	X	X	X
CoinDesk Sei USD CCIXbe 60min NY Rate	X	X	X
CoinDesk Official Trump USD CCIXbe 60min NY Rate	X	X	X

1.2. Subject to the approval by the SEC and subsequent listing and trading of the respective products below (the beginning of such listing and trading being, a “Launch Date “), as part of the Services, Client is hereby permitted, and shall use commercially reasonable efforts, to utilize each of the above Licensed Indices within the following financial products or financial services offerings, respectively (collectively, the “ETFs”):

Financial Product Name	Licensed Index Use
Canary SUI ETF	Benchmark
Canary SEI ETF	Benchmark
Canary Official Trump ETF	Benchmark

2.	Invoices

Following the initial Launch Date, CDI agrees to invoice Client on a monthly basis for the Product License Fee. CDI agrees to send all invoices to Client via email to the following address, as applicable:

E-mail: invoices@canary.capital
Attention: ETF Operations

[Service Schedule Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Service Schedule as of the Effective Date set forth above.

Canary Capital Group LLC	CoinDesk Indices, Inc.

Signature:	Signature:

Name:	Steven McClurg	Name:	David Lavalle

Title:	CEO	Title:	President

Exhibit A

Long Form Disclaimer (e.g., financial product offering prospectus)

COINDESK® and [name of index/index family/trend indicator, e.g., “COINDESK 20 INDEX (CD20)”] (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (“CDI”), the administrator of the Index, and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of [insert name of approved products] and has no responsibilities, obligations, or duties to investors in or holders of [insert name of approved product]. The Index is licensed for use by [insert name of the issuer or producer] as the issuer of [insert name of approved product]. The only relationship that CDI has with [insert name of the issuer or producer] in respect of [insert name of approved product] is the licensing of the Index, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the [insert name of approved product] or the owners or holders of the [insert name of approved product].

Investors or holders acquire [insert name of approved product] from [insert name of the issuer or producer] and investors and holders neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of [insert name of approved product]. The [insert name of approved product] is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the [insert name of approved product] or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the [insert name of approved product] with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the [insert name of approved product] to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the [insert name of approved product] or any other third party into consideration in administering, composing, calculating, or publishing the Index. CDI has no obligation or liability in connection with administration, marketing, or trading of the [insert name of approved product].

The licensing agreement between [insert name of the issuer or producer] and CDI is solely for the benefit of [insert name of the issuer or producer] and CDI and not for the benefit of the owners or holders of the [insert name of approved product] or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE INDEX AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE INDEX. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE INDEX OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE [INSERT NAME OF APPROVED PRODUCT].

Short Form Disclaimer (e.g., financial product fact sheets)

COINDESK® and [name of index/index family/trend indicator, e.g., “COINDESK 20 INDEX (CD20)”] (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (“CDI”), the administrator of the Index, and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Index.

CDI is not affiliated with [insert name of issuer or producer] and does not approve, endorse, review, or recommend [insert name of approved product]. CDI does not guarantee the timeliness, accurateness, or completeness of any data or information relating to the Index and shall not be liable in any way to the [insert name of the issuer or producer], investors in or holders of [insert name of approved product] or other third parties in respect of the use or accuracy of the Index or any data included therein.